Exhibit 99.1

ANGI INC. REPORTS Q3 2022

Q3 operating loss improves 26% to $11 million

Q3 Adjusted EBITDA improves 85% to $23 million

DENVER— November 8, 2022—Angi Inc. (NASDAQ: ANGI) released its third quarter results today. Monthly metrics for Angi Inc. for October 2022 are included on page 3 of this release. A letter to IAC shareholders from Angi Inc. Chairman and CEO and IAC CEO Joey Levin is available on the Investor Relations section of IAC’s website at ir.iac.com.

ANGI INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q3 2022	Q3 2021	Growth
Revenue	$498.0	$461.6	8%
Gross profit	389.0	362.1	7%
Operating loss	(11.1)	(15.0)	26%
Net loss	(17.5)	(17.0)	-3%
Diluted loss per share	(0.03)	(0.03)	-3%
Adjusted EBITDA	22.9	12.4	85%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q3 2022 HIGHLIGHTS

•	Revenue increased 8% year-over-year reflecting:

o	7% growth from Angi Ads and Leads, the second consecutive quarter of growth

o	12% growth from Angi Services to $132 million

o	2% growth in Europe (19% growth in local currency)

•	Gross profit increased 7% to $389 million.

•	Operating loss improved to $11 million (compared to a loss of $15 million in Q3 2021) and Adjusted EBITDA increased 85% to $23 million.

•	Transacting Service Professionals were 200,000 and Advertising Service Professionals were 37,000.

•	Monetized Transactions were 4.3 million in Q3 2022 with nearly 17 million for the trailing twelve months.

Revenue

($ in millions; rounding differences may occur)	Q3 2022	Q3 2021	Growth
Angi Ads and Leads	$347.7	$326.2	7%
Angi Services	131.9	117.4	12%
Total North America	479.6	443.6	8%
Europe	18.4	18.0	2%
Total Revenue	$498.0	$461.6	8%

Operating Loss and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q3 2022	Q3 2021	Growth
Operating (loss) income
North America	$(12.5)	$(14.7)	15%
Europe	1.5	(0.3)	NM
Total	$(11.1)	$(15.0)	26%
Adjusted EBITDA
North America	$20.8	$11.2	85%
Europe	2.1	1.2	77%
Total	$22.9	$12.4	85%

•	Operating loss decreased $3.9 million to $11.1 million reflecting:

o	Adjusted EBITDA increasing 85% to $22.9 million due to:

▪	Gross profit increasing 7% to $389.0 million

▪	Lower selling and marketing expense as a percentage of revenue due primarily to the anniversary of the consolidation under a single brand on March 17, 2021, which had adversely affected both free and paid search engine marketing efforts in the prior year, and improved salesforce efficiency

o	$3.6 million higher stock-based compensation expense due primarily to management departures and new grants issued over the past year

Income Taxes

The Company recorded an income tax benefit of $0.9 million in Q3 2022 for an effective tax rate of 5%, lower than the statutory rate due primarily to lower realized tax benefits related to the vesting of stock-based awards and state taxes. The Company recorded an income tax benefit of $4.8 million in Q3 2021 for an effective tax rate of 22%, which is higher than the statutory rate due primarily to an adjustment to non-deductible stock-based compensation, largely offset by foreign income taxed at different rates.

Operating Metrics

	Q3 2022	Q3 2021	Growth
Angi Service Requests (in thousands)	7,784	8,707	-11%
Angi Monetized Transactions (in thousands)	4,309	4,783	-10%
Angi Transacting Service Professionals (in thousands)	200	222	-10%
Angi Advertising Service Professionals (in thousands)	37	39	-5%

Monthly Metrics (year-over-year growth trends) (a)

	Jul '22	Aug '22	Sep '22	Oct '22
Angi Ads and Leads	7%	6%	6%	7%
Angi Services	18%	14%	5%	12%
Total North America Revenue	10%	8%	6%	9%
Europe Revenue	6%	3%	-2%	-6%
Total Revenue	10%	8%	6%	8%

Angi Service Requests	-9%	-8%	-16%	-13%
Angi Monetized Transactions	-8%	-8%	-15%	-13%
Angi Transacting Service Professionals	-3%	-6%	-10%	-11%
Angi Advertising Service Professionals	-7%	-6%	-5%	-4%

(a) As of the date of this document, the Company has not yet completed its financial close process for October 2022.  As a result, the information herein for October 2022 is preliminary and based upon information available to the Company as of the date of this document.  During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may impact growth rates and be material to the information presented above.

Free Cash Flow

For the nine months ended September 30, 2022, net cash from operations decreased $14.5 million to $11.4 million and Free Cash Flow decreased $58.0 million to negative $84.2 million due primarily to higher capital expenditures and unfavorable working capital.

	Nine Months Ended September 30,
($ in millions; rounding differences may occur)	2022	2021
Net cash provided by operating activities	$11.4	$25.9
Capital expenditures	(95.5)	(52.1)
Free Cash Flow	$(84.2)	$(26.2)

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2022:

•	Angi Inc. had 503.6 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in Angi Inc. was 84.3% and IAC’s voting interest in Angi Inc. was 98.2%.

•	Angi Inc. had $329 million in cash and cash equivalents and $500 million of debt (due August 15, 2028), which was held at ANGI Group, LLC (a subsidiary of Angi Inc.).

Angi Inc. has 15.0 million shares remaining in its stock repurchase authorization.

Angi Inc. may repurchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

CONFERENCE CALL

IAC and Angi Inc. will host a conference call to answer questions regarding their third quarter results on Wednesday, November 9, 2022, at 8:30 a.m. Eastern Time. This conference call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s and Angi Inc.’s businesses. The conference call will be open to the public at ir.angi.com and ir.iac.com.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	11/4/22	Dilution at:
Share Price			$1.93	$2.00	$3.00	$4.00	$5.00

Absolute Shares as of 11/4/22	504.5		504.5	504.5	504.5	504.5	504.5

SARs	0.4	$3.30	0.0	0.0	0.0	0.1	0.1
Options	0.6	$13.38	0.0	0.0	0.0	0.0	0.0
RSUs and subsidiary denominated equity awards	21.1		5.5	5.5	5.5	5.5	5.5
Total Dilution			5.5	5.5	5.5	5.6	5.6
% Dilution			1.1%	1.1%	1.1%	1.1%	1.1%
Total Diluted Shares Outstanding			510.0	510.0	510.0	510.1	510.1

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on November 4, 2022, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $19.9 million, assuming a stock price of $1.93 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at September 30, 2022.

GAAP FINANCIAL STATEMENTS

ANGI INC. CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$498,036	$461,565	$1,449,977	$1,269,582
Cost of revenue (exclusive of depreciation shown separately below)	109,057	99,467	335,826	222,999
Gross Profit	388,979	362,098	1,114,151	1,046,583
Operating costs and expenses:
Selling and marketing expense	234,397	237,755	711,357	682,626
General and administrative expense	128,260	103,086	357,541	298,734
Product development expense	15,816	17,675	54,629	54,474
Depreciation	17,759	14,701	45,112	45,728
Amortization of intangibles	3,805	3,854	11,413	12,616
Total operating costs and expenses	400,037	377,071	1,180,052	1,094,178

Operating loss	(11,058)	(14,973)	(65,901)	(47,595)

Interest expense	(5,030)	(6,032)	(15,078)	(18,463)
Other expense, net	(2,296)	(479)	(4,437)	(1,882)
Loss before income taxes	(18,384)	(21,484)	(85,416)	(67,940)
Income tax benefit	945	4,791	10,693	23,209
Net loss	(17,439)	(16,693)	(74,723)	(44,731)
Net earnings attributable to noncontrolling interests	(40)	(302)	(379)	(626)
Net loss attributable to Angi Inc. shareholders	$(17,479)	$(16,995)	$(75,102)	$(45,357)

Per share information attributable to Angi Inc. shareholders:
Basic loss per share	$(0.03)	$(0.03)	$(0.15)	$(0.09)
Diluted loss per share	$(0.03)	$(0.03)	$(0.15)	$(0.09)

Stock-based compensation expense by function:
Selling and marketing expense	$1,544	$1,256	$4,674	$3,138
General and administrative expense	8,755	5,836	27,052	13,330
Product development expense	2,077	1,721	7,052	3,922
Total stock-based compensation expense	$12,376	$8,813	$38,778	$20,390

ANGI INC. CONSOLIDATED BALANCE SHEET

($ in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$328,795	$428,136
Accounts receivable, net of reserves	102,947	84,387
Other current assets	80,678	70,548
Total current assets	512,420	583,071

Capitalized software, leasehold improvements and equipment, net	167,302	118,267
Goodwill	903,134	916,039
Intangible assets, net	179,989	193,826
Deferred income taxes	136,694	122,693
Other non-current assets	68,620	76,245
TOTAL ASSETS	$1,968,159	$2,010,141

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$50,354	$38,860
Deferred revenue	55,224	53,834
Accrued expenses and other current liabilities	194,472	183,815
Total current liabilities	300,050	276,509

Long-term debt, net	495,098	494,552
Deferred income taxes	1,660	1,883
Other long-term liabilities	82,868	91,670

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	102	100
Class B common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,393,214	1,350,457
Accumulated deficit	(136,731)	(61,629)
Accumulated other comprehensive (loss) income	(5,212)	3,309
Treasury stock	(166,184)	(158,040)
Total Angi Inc. shareholders' equity	1,085,611	1,134,619
Noncontrolling interests	2,872	10,908
Total shareholders' equity	1,088,483	1,145,527
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,968,159	$2,010,141

ANGI INC. CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(74,723)	$(44,731)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	82,216	66,081
Stock-based compensation expense	38,778	20,390
Depreciation	45,112	45,728
Amortization of intangibles	11,413	12,616
Deferred income taxes	(13,950)	(25,435)
Foreign currency transaction loss	6,520	983
Impairment of long-lived assets and right-of-use assets	2,343	12,280
Non-cash lease expense	9,793	9,587
Revenue reserves	5,560	6,392
Other adjustments, net	(793)	3,243
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(102,562)	(106,234)
Other assets	(10,014)	(3,342)
Accounts payable and other liabilities	21,283	35,706
Operating lease liabilities	(13,229)	(12,435)
Income taxes payable and receivable	2,014	499
Deferred revenue	1,597	4,560
Net cash provided by operating activities	11,358	25,888
Cash flows from investing activities:
Acquisition, net of cash acquired	-	(25,357)
Capital expenditures	(95,521)	(52,056)
Proceeds from maturities of marketable debt securities	-	50,000
Net proceeds from the sale of a business	-	750
Proceeds from sale of fixed assets	224	-
Net cash used in investing activities	(95,297)	(26,663)
Cash flows from financing activities:
Principal payments on Term Loan	-	(220,000)
Purchase of treasury stock	(8,144)	(35,403)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(5,587)	(56,135)
Purchase of noncontrolling interests	-	(23,508)
Net cash used in financing activities	(13,731)	(335,046)
Total cash used	(97,670)	(335,821)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,079)	373
Net decrease in cash and cash equivalents and restricted cash	(99,749)	(335,448)
Cash and cash equivalents and restricted cash at beginning of period	429,485	813,561
Cash and cash equivalents and restricted cash at end of period	$329,736	$478,113

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

	For the three months ended September 30, 2022
	Operating (loss) income	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(12.5)	$12.3	$17.2	$3.8	$20.8
Europe	1.5	0.1	0.5	-	2.1
Total	$(11.1)	$12.4	$17.8	$3.8	$22.9

	For the three months ended September 30, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(14.7)	$8.7	$13.4	$3.9	$11.2
Europe	(0.3)	0.1	1.4	-	1.2
Total	$(15.0)	$8.8	$14.7	$3.9	$12.4

	For the nine months ended September 30, 2022
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(62.2)	$38.7	$43.3	$11.4	$31.2
Europe	(3.7)	0.1	1.9	-	(1.8)
Total	$(65.9)	$38.8	$45.1	$11.4	$29.4

	For the nine months ended September 30, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(37.3)	$20.1	$41.6	$12.6	$37.1
Europe	(10.3)	0.3	4.1	-	(5.9)
Total	$(47.6)	$20.4	$45.7	$12.6	$31.1

EUROPE RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, WHICH EXCLUDES FOREIGN EXCHANGE EFFECTS

	Three Months Ended September 30,
	2021, As Reported		2021, As Reported
Europe Revenue	$18.0		$18.0

	2022, As Reported	Foreign exchange effects	2022, excluding foreign exchange effects
Europe Revenue	$18.4	$3.1	$21.5
Percentage increase	2%		19%

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Europe Revenue excluding Foreign Exchange Effects, Adjusted EBITDA and Free Cash Flow, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). These are among the primary metrics by which we evaluate the performance of our businesses and on which our internal budgets are based and may impact management compensation. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Europe Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Europe Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Europe’s revenue may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, European revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of Europe Revenue Excluding Foreign Exchange Effects in addition to reported revenue helps improve the ability to understand the performance of Europe because it excludes the impact of foreign currency volatility that is not indicative of Europe’s core operating results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights (SARs), restricted stock units (RSUs), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of November 4, 2022 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Angi Ads and Leads Revenue - Primarily reflects domestic ads and leads revenue, including consumer connection revenue for consumer matches, revenue from service professionals under contract for advertising and membership subscription revenue from service professionals and consumers.

Angi Services Revenue – Primarily reflects domestic revenue from pre-priced offerings by which the consumer purchases services directly from Angi Inc. and Angi Inc. engages a service professional to perform the service and includes revenue from Total Home Roofing, Inc. (“Angi Roofing”), which was acquired on July 1, 2021.

Angi Service Requests - Fully completed and submitted domestic customer service requests and includes Angi Services requests in the period.

Angi Monetized Transactions - Fully completed and submitted domestic customer service requests that were matched to and paid for by a service professional and includes completed and in-process Angi Services jobs in the period.

Angi Transacting Service Professionals – The number of service professionals that paid for consumer matches through Angi Leads or performed an Angi Services job during the most recent quarter.

Angi Advertising Service Professionals - The number of service professionals under contract for advertising at the end of the period.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Wednesday, November 9, 2022, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the COVID-19 outbreak on our businesses, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, the impact of our brand initiative, our ability to expand Angi Services (pre-priced offerings), our ability to market our various products and services in a successful and cost-effective manner, the continued display of links to websites offering our products and services in a prominent manner in search results, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability to access, share and use personal data about consumers, our ability to develop and monetize versions of our products and services for mobile and other digital devices, any challenge to the contractor classification or employment status of our Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties with whom we do business), operational and financial risks relating to acquisitions and our continued ability to identify suitable acquisition candidates, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, various risks related to our relationship with IAC and various risks related to our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Angi Inc.’s management as of the date of this press release. Angi Inc. does not undertake to update these forward-looking statements.

About Angi Inc.

Angi (NASDAQ: ANGI) is your home for everything home—a comprehensive solution for all your home needs. From repairs and renovations to products and financing, Angi is transforming every touch point in the customer journey. With over 25 years of experience and a network of over 200,000 pros, we have helped more than 150 million people with their home needs. Angi is your partner for every part of your home care journey.

Contact Us

IAC/Angi Inc. Investor Relations

Mark Schneider

(212) 314-7400

Angi Inc. Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7251

Angi Inc.

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com